Exhibit 10.64

KFx Inc.
First Amendment to Fourth Amended and Restated Investors’ Rights Agreement
[ K-Fuel Technology – Commercial Projects ]

            THIS FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, dated as of May 5, 2005 (this “Amendment”), by and among KFx Inc., a Delaware corporation (the “Company”), and the Investors listed on the signature pages hereto (each, an “Investor”, and collectively, the “Investors”).  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Investors’ Rights Agreement (as defined below).

R E C I T A L S

            WHEREAS, the Company and the Investors are parties to that certain Fourth Amended and Restated Investors’ Rights Agreement, made as of August 21, 2002 (the “Investors’ Rights Agreement”);

            WHEREAS, section 3.2 of the Investors’ Rights Agreement restricted the Company from issuing preferred stock or certain other securities absent the consent of certain Holders;

            WHEREAS, the Company has requested to be relieved of the obligation to obtain such consent;

            WHEREAS, Sections 3.2 through Section 3.8, inclusive, and Section 3.10 of the Investors’ Rights Agreement (collectively, the “K‑Fuel Provisions”) related to that certain First Amended Limited Liability Company Agreement of K‑Fuel, L.L.C., a Delaware limited liability company (“K‑Fuel LLC”), dated June 29, 1999 (the “K‑Fuel Agreement”), by and between Kennecott Alternative Fuels, Inc., a Delaware corporation (“Kennecott”), and the Company, and the transactions contemplated thereby;

            WHEREAS, pursuant to that certain Equity Exchange Agreement, dated as of November 7, 2004, by and among Pegasus Technologies, Inc., K‑Fuel LLC, the Company, Kennecott Energy Corporation and Kennecott, Kennecott withdrew as a member from K‑Fuel LLC and assigned certain of its technology rights to K‑Fuel LLC;

            WHEREAS, in light of the foregoing and other facts, events and circumstances, the parties hereto wish to clarify and modify the K‑Fuel Provisions by, inter alia, by amending and restating the rights of the Investors in respect of K‑Fuel Technology in their entirety in that certain K‑Fuel® Projects Participation And Development Agreement, dated as of the date hereof (the “K‑Fuel Projects Agreement”), by and among the Company and the Investors listed on Schedule A thereto; and

            WHEREAS, the execution and delivery of this Amendment by the Company and the Initial Investors is a condition to the effectiveness of the K‑Fuel Projects Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements, promises, covenants and conditions set forth in the Investors’ Rights Agreement, this Amendment and the K‑Fuel Projects

Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Amendment and Restatement.  Section 3 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows (it being understood that the K‑Fuels Project Agreement shall be deemed part of the amendment to the Investors’ Rights Agreement):

            “3.        Covenants.

                        3.1  Reserve for Exercise Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the “Exercise Shares”) as shall be sufficient to enable it to comply with its exercise obligations under the Warrants, Registration Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants.  If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes.  The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.  The covenants set forth in this section 3.1 shall terminate as to each Holder and be of no further force and effect at the time the Holders no longer hold any Registrable Securities.

            Section 2.  Effectiveness.  This Agreement shall become effective upon the Execution of this Agreement and the form of K-Fuel Projects Agreement attached hereto as Exhibit A by the Company and Investors holding more than two-thirds of the Registrable Securities currently outstanding.

            Section3.  Limited Amendment.  Except as expressly amended by this Amendment, the Investors’ Rights Agreement shall remain in full force and effect in accordance with the terms and conditions thereof, and this Amendment shall be incorporated into, and become a part of, the Investors’ Rights Agreement.  To the extent, if any, it is determined that this Amendment and the K‑Fuel Projects  Agreement do not effectively amend the K‑Fuel Provisions for any parties to the Investors’ Rights Agreement that are not signatories to this Amendment (such parties, if any, the “Non-Signing Parties”), the rights granted to the Holders who are parties to the K‑Fuel Projects Agreement (the “Signing Parties”) shall be (i) waived to the extent inconsistent with the rights granted by the K‑Fuel Provisions to the Non-Signing Parties, and (ii) proportionately reduced for the Signing Parties to the extent substantially similar rights are effectively exercised under the K‑Fuel Provisions by action of any Non-Signing Party.

            Section 4.  Authority.  The Company hereby represents and warrants to the Investors, and each Investor hereby represents and warrants to the Company, that:

(a) It has the full power, capacity, authority and right to execute and deliver this Amendment and to perform its obligations hereunder and under the Investors’ Rights Agreement as amended hereby.

                        (b)   This Amendment has been duly authorized by all necessary action and constitutes the Company’s or such Investor’s, as the case may be, valid and binding agreement, enforceable against the Company or such Investor, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

                        (c)   No approval, authorization, consent or filing (other than any obligation to file certain information pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is required in connection with its execution, delivery and performance of this Amendment which has not heretofore been obtained or made.

                        (d)   Its execution and delivery of this Amendment, and its performance of the Investors’ Rights Agreement as amended hereby, does not contravene or conflict with its articles of incorporation, charter, partnership agreement, limited liability company agreement or other organizational or charter document, as applicable, or with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to it.

            Section 5.   Additional Representations of Investors.  Each Investor hereby represents and warrants to the Company that it has not assigned any of its rights under the K‑Fuel Provisions other than to another Investor signatory hereto.  Each of the Investors acknowledges and agrees that the Investors' Rights Agreement and the K-Fuel Provisions may be amended in accordance with this Amendment and the K-Fuels Projects Agreement with the written consent of the Company and Investors holding more than two thirds of the Registrable Securities currently outstanding.

            Section 6.   Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute but one and the same instrument.

            Section 7.  Entire Agreement.  The Investors’ Rights Agreement (including without limitation the Schedules thereto), as amended by this Amendment, and the K-Fuel Projects Agreement contain the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter thereof.

            Section 8.   Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts negotiated, executed and to be performed entirely within the State of New York.

[ THE NEXT PAGE IS THE SIGNATURE PAGE ]

            IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the date first written above.

KFx Inc. By: /s/ Robert I. Hanfling Robert I. Hanfling President and Chief Operating Officer

THE INVESTORS

WESTCLIFF AGGRESSIVE GROWTH, L.P.
WESTCLIFF ENERGY PARTNERS, L.P.
WESTCLIFF FUND, L.P.
WESTCLIFF LONG/SHORT, L.P.
WESTCLIFF PARTNERS, L.P.
WESTCLIFF VENTURES FUND, L.P.
    (f/k/a WESTCLIFF PUBLIC VENTURES
              FUND, L.P.)
WESTCLIFF SMALL CAP FUND, L.P.
WESTCLIFF PUBLIC VENTURES - KFx, L.P.

By:  Westcliff Capital Management, LLC
     Its:  General Partner

   By:  /s/ Richard S. Spencer III
             Richard S. Spencer III
             Manager

WESTCLIFF FOUNDATION
WESTCLIFF MASTER FUND, L.P.
WESTCLIFF PROFIT SHARING PLAN
     (f/k/a WESTCLIFF PROFIT SHARING AND
               MONEY PURCHASE PENSION PLAN)
CANCER CENTER OF SANTA BARBARA
PALM TRUST
PARKER FOUNDATION
UNIVERSITY OF SAN FRANCISCO

By:  Westcliff Capital Management, LLC
     Its:  Investment Adviser and Attorney-In-Fact

   By:  /s/ Richard S. Spencer III
             Richard S. Spencer III
             Manager

NORANDA FINANCE, INC. RETIREMENT
      PLAN FOR AFFILIATED COMPANIES
      TRUST

By:  Mellon Bank, N.A., solely in its capacity as
       Trustee for the Noranda Finance, Inc.
       Retirement Plan for Affiliated Companies
       Trust, and not in its individual capacity

   By:  /s/ Bernadette T. Risk
                Bernadette T. Rist
                Authorized Signatory

PENINSULA FUND, L.P. By: Peninsula Capital Management, Inc. Its: General Partner By: /s/ Scott Bedford Scott Bedford President

COMMON SENSE PARTNERS, L.P.

By:  Peninsula Capital Management, Inc.
     Its:  Investment Adviser

   By:  /s/ Scott Bedford
                Scott Bedford
                President

   By:  /s/ Soctt A. Thompson
                Scott A. Thompson
                Director and Senior Vice President Finance

RAM TRADING, LTD. By: Ritchie Capital Management, LLC Its: Investment Adviser By: David Popovich Chief Financial Officer